EMPLOYEE AGREEMENT RENEWAL AND AMENDMENT

THIS AGREEMENT (the “Agreement”) is made and entered into on July [*], 2012 by and between Neuralstem, Inc., a Delaware Corporation (the “Company”), and Dr. Thomas G. Hazel (“Employee”).

1.     This Agreement renews and amends that certain Employee Agreement dated August 11, 2008, made and entered into by the parties hereto (the “Employee Agreement”).

2.     The term of the Employee Agreement is renewed for an additional 60 month term upon the expiration of the existing term.

3.     All other provisions of the Employee Agreement shall remain in full force and effect, other than any provision that conflicts with the terms and spirit of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

NEURALSTEM, INC.:

By: I. Richard Garr

EMPLOYEE:

Dr. Thomas G. Hazel